                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2)).

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                       CABOT MICROELECTRONICS CORPORATION
-------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------


Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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

CABOT MICROELECTRONICS

                       CABOT MICROELECTRONICS CORPORATION
                             870 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held March 6, 2007

To our Stockholders:

     We are notifying you that the Annual Meeting of Stockholders of Cabot Microelectronics Corporation will be held on Tuesday, March 6, 2007 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 for the following purposes:

     1. To elect two directors, each for a term of three years;

     2. To ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for fiscal year 2007; and

     3. To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We also have enclosed a copy of our 2006 Annual Report. Only stockholders of record at the close of business on January 16, 2007 are entitled to vote at the meeting or any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

     Please use this opportunity to take part in our affairs by voting your shares. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible or vote electronically through the Internet or by telephone. Your proxy can be withdrawn by you at any time before it is voted.

                                        By order of the Board of Directors,

                                        -s-William P. Noglows

                                        William P. Noglows
                                        Chairman of the Board

Aurora, Illinois
January 23, 2007

                                TABLE OF CONTENTS




About the Meeting........................................................     1
       What is the purpose of the annual meeting?........................     1
       What are our voting recommendations?..............................     1
       Who is entitled to vote?..........................................     1
       What constitutes a quorum?........................................     1
       How do I vote?....................................................     1
       Can I vote by telephone or through the Internet?..................     2
       Can I revoke my proxy or change my vote after I return my proxy
          card or after I vote electronically or by telephone?...........     2
       What vote is required to approve each matter that comes before the
          meeting?.......................................................     2
       What happens if additional proposals are presented at the
          meeting?.......................................................     2
       Who will bear the costs of soliciting votes for the meeting?......     2

Stock Ownership..........................................................     3
       Security Ownership of Certain Beneficial Owners and Management....     3
       Section 16(a) Beneficial Ownership Reporting Compliance...........     6

Election of Directors....................................................     6

Ratification of the Selection of Independent Auditors....................     7

Board Structure and Compensation.........................................     8
       Board of Directors and Board Committees...........................     8
       Criteria for Nominating Directors.................................     9
       Compensation of Directors.........................................    10
       Compensation Committee Interlocks And Insider Participation.......    11

Fees of Independent Auditors and Audit Committee Report..................    11
       Fees Billed by Independent Auditors...............................    11
       Report of the Audit Committee.....................................    12

Executive Compensation...................................................    13
       Summary of Cash and Certain Other Compensation....................    13
       Option Grants.....................................................    16
       Option Exercises and Fiscal Year-End Values.......................    18
       Executive Officer Deposit Share Plan..............................    18
       Employment, Termination of Employment, and Change in Control
          Agreements.....................................................    18
       Standard Employee Benefits........................................    20
       CEO Compensation Summary Table....................................    21

Report of the Compensation Committee on Executive Compensation...........    23

Certain Relationships and Related Transactions...........................    28

Performance Graph........................................................    29

2008 Annual Meeting of Stockholders......................................    30

"Householding" of Proxy Materials........................................    30

Voting Through the Internet or by Telephone..............................    30

                       CABOT MICROELECTRONICS CORPORATION

                             870 North Commons Drive
                             Aurora, Illinois 60504


                               -------------------

                                 PROXY STATEMENT


                               -------------------

     The Board of Directors of Cabot Microelectronics Corporation is asking for your proxy for use at the annual meeting of our stockholders to be held on Tuesday, March 6, 2007 at 8:00 a.m. local time, at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy to our stockholders on or about January 23, 2007.

                                ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of two directors and the ratification of the selection of our independent auditors. In addition, our management will report generally on the fiscal year ended September 30, 2006 and respond to questions from stockholders.

What are our voting recommendations?

     Our board of directors recommends that you vote your shares "FOR" the election of each of the nominees named below under "ELECTION OF DIRECTORS" and "FOR" the ratification of the selection of our independent auditors.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, January 16, 2007, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

     If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had approximately 23,907,594 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.

How do I vote?

     You may vote in person at the annual meeting or you may vote by proxy. You may vote by proxy by signing, dating and mailing the enclosed proxy card or if you are a record holder of our common stock (that is, if you hold your stock in your own name in our stock records maintained by our stock transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078), by telephone or through the Internet. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted "FOR":

- the election of the two nominees for director named below under "ELECTION OF DIRECTORS;" and

- the ratification of the selection of our independent auditors.

Can I vote by telephone or through the Internet?

     If you are a record holder of our common stock, you may vote by telephone or through the Internet by following the instructions included with your proxy card.

Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?

     Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person. (Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.) To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

     Our bylaws provide that director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon, meaning that the two nominees for director with the most votes will be elected. However, our Corporate Governance Guidelines, which are available through our website, www.cabotcmp.com, provide that in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") shall promptly tender his or her resignation following certification of the shareholder vote for such election. In this situation, our nominating and corporate governance committee then shall consider the resignation offer and recommend to our board of directors whether to accept it. The board of directors then will act on the nominating and corporate governance committee's recommendation within ninety (90) days following certification of the shareholder vote for such election. Thereafter, the board of directors will promptly disclose its decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable), in a press release to be disseminated in the manner that we typically distribute press releases. The ratification of the selection of our independent auditors requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

What happens if additional proposals are presented at the meeting?

     Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

     Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. In addition to the mailing of these proxy materials, we have hired the firm of D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $8,000. We shall bear all costs of solicitation.

                                 STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 16, 2007 (except as indicated below) by:

          - all persons known by us to own beneficially 5% or more of our outstanding common stock;

          - each of our directors;

          - each of the named executive officers in the Summary Compensation Table included in this Proxy Statement; and

          - all of our directors and executive officers as a group.

     Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

                              STOCK OWNERSHIP TABLE


                                                       NUMBER OF SHARES
                                                         BENEFICIALLY         APPROXIMATE
NAME AND ADDRESS                                           OWNED(1)       PERCENT OF CLASS(1)
----------------                                       ----------------   -------------------


CERTAIN BENEFICIAL OWNERS:
1. Legg Mason, Inc. .................................      2,529,993(2)           10.6%
   100 Light Street
   Baltimore, Maryland 21202
2. Snyder Capital Management LP......................      2,338,457(3)            9.8%
   350 California St., Suite 1460
   San Francisco, California 94104-1436
3. Royce & Associates, LLC...........................      2,189,500(4)            9.2%
   1414 Ave. of the Americas
   New York, New York 10019
4. Kornitzer Capital Management Inc. ................      1,744,777(5)            7.3%
   5420 W. 61st Place
   Shawnee Mission, Kansas 66295
DIRECTORS AND EXECUTIVE OFFICERS:
William P. Noglows...................................        455,329(6)            1.9%
Robert J. Birgeneau..................................         18,750(6)              *
John P. Frazee, Jr. .................................         57,889(6)              *
H. Laurance Fuller...................................         61,800(6)              *
Edward J. Mooney.....................................         22,020(6)              *
Steven V. Wilkinson..................................         58,161(6)              *
Albert Y. C. Yu......................................         18,750(6)              *
William S. Johnson...................................        154,219(6)              *
H. Carol Bernstein...................................        253,700(6)            1.1%
Clifford L. Spiro....................................        121,498(6)              *
Adam F. Weisman......................................         77,209(6)              *
All directors and executive officers as a group (16
  persons)...........................................      1,923,139(7)            8.0%


--------

     *  = less than 1%

    (1) "Beneficial ownership" generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 16, 2007 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 23,907,594 shares of our common stock outstanding as of January 16, 2007.

    (2) Of the shares reported as beneficially owned, Legg Mason, Inc. exercises
        (a) sole power to vote 2,238,620 shares, (b) shared power to vote 0 shares, (c) no power to vote 291,373 shares, (d) sole investment power over 0 shares, and (e) shared investment power over 2,529,993 shares. This information is based on information reported in the Schedule 13F Holdings Report filed by Legg Mason, Inc. on November 21, 2006. Based solely on information reported in such Schedule 13F filed by Legg Mason, Inc., the shares reported as beneficially owned by Legg Mason, Inc. are also partially beneficially owned by Clearbridge Advisors, LLC, Smith Barney Fund Management, LLC, Berkshire Asset Management, Inc. and Legg Mason Investment Counsel & Trust Company, NA.

    (3) Of the shares reported as beneficially owned, Snyder Capital Management LP exercises (a) sole power to vote 44,900 shares, (b) shared power to vote 2,126,302 shares, and (c) no power to vote 167,255 shares. The total number of shares reported as beneficially owned is 2,338,457. The number of shares indicated is based on information reported in the
        Schedule 13F Holdings Report filed by Snyder Capital Management on November 13, 2006.

    (4) Of the shares reported as beneficially owned, Royce & Associates, LLC exercises (a) sole power to vote 2,189,500 shares, (b) shared power to vote 0 shares, (c) sole investment power over 2,189,500 shares and (d) shared investment power over 0 shares. The number of shares indicated is based on information reported in Schedule 13G filed by Royce & Associates, LLC on January 18, 2007.

    (5) Of the shares reported as beneficially owned, Kornitzer Capital Management, Inc. exercises (a) sole power to vote 1,744,777 shares, (b) shared power to vote 0 shares, and (c) no power to vote 0 shares. The total number of shares reported as beneficially owned is 1,744,777. The number of shares indicated is based on information reported in the
        Schedule 13F Holdings Report filed by Kornitzer Capital Management, Inc. on November 13, 2006.

    (6) Includes shares of our common stock that such person has the right to acquire pursuant to stock options exercisable within 60 days of January 16, 2007, as follows:


                                                               UPON EXERCISE
NAME                                                          SHARES ISSUABLE
----                                                          ---------------


Mr. Noglows.................................................      406,250
Mr. Birgeneau...............................................       18,750
Mr. Frazee..................................................       40,000
Mr. Fuller..................................................       47,500
Mr. Mooney..................................................       18,750
Mr. Wilkinson...............................................       40,000
Dr. Yu......................................................       18,750
Mr. Johnson.................................................      139,000
Ms. Bernstein...............................................      242,500
Dr. Spiro...................................................      101,500
Mr. Weisman.................................................       65,000


        Also includes restricted shares of common stock awarded to such executive officer pursuant to the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, as amended and restated September 26, 2006 ("2000 Equity Incentive Plan"), on December 1, 2006, as set forth in the table below. On December 1, 2006, as part of our annual equity incentive award program, we awarded restricted shares to our executive officers with restrictions that lapse in equal increments upon each anniversary over four years. The outstanding restricted stock awards are eligible to receive dividends and have voting rights. Prior to these awards on December 1, 2006, our compensation committee had awarded only non-qualified stock option grants pursuant to our annual grant program. As permitted by the 2000 Equity Incentive Plan, on December 1, 2006, our compensation committee decided to award a blend of non-qualified stock option grants and restricted stock awards (restricted stock units for our non-United States employees) to all employees who were receiving awards on December 1, 2006, including the named executive officers and other executive officers, according to approximately a three-to-one ratio of non-qualified stock options granted to shares of restricted stock awarded. Our compensation committee made this decision primarily to address certain issues arising pursuant to a new accounting standard requiring the expensing of equity-based compensation issued by the Financial Accounting Standards Board that became applicable to us as of October 1, 2005, as well as to provide a more competitive balance of the types of equity incentives being awarded to our employees pursuant to the 2000 Equity Incentive Plan.


                                                         ANNUAL EQUITY INCENTIVE
NAME                                                    PROGRAM RESTRICTED SHARES
----                                                    -------------------------


Mr. Noglows...........................................            19,200
Mr. Johnson...........................................             8,700
Ms. Bernstein.........................................             8,700
Dr. Spiro.............................................             9,500
Mr. Weisman...........................................             9,500


        Also includes both restricted shares of common stock that such executive officer has purchased at fair market value as "deposit shares" and for which the executive officer has been awarded a matching grant of "award shares", pursuant to our Executive Officer Deposit Share Plan, as set forth in the table below. Under this plan, our executive officers are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit ("deposit shares"), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant ("award shares"). If the participant is employed by our company on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. Such executive officer has dividend and voting rights with respect to the restricted shares.


                                                          DEPOSIT SHARE PROGRAM
NAME                                                        RESTRICTED SHARES
----                                                      ---------------------


Mr. Noglows.............................................          7,454
Mr. Johnson.............................................          2,253
Ms. Bernstein...........................................            727
Dr. Spiro...............................................          8,225
Mr. Weisman.............................................            685


        Also includes phantom shares of our common stock that such non-employee director has the right to acquire pursuant to the Directors' Deferred Compensation Plan as of January 16, 2007, as follows:


NAME                                                          PHANTOM SHARES
----                                                          --------------


Mr. Birgeneau*..............................................          --
Mr. Frazee..................................................       7,888
Mr. Fuller..................................................       7,300
Mr. Mooney..................................................       3,270
Mr. Wilkinson...............................................       8,801
Dr. Yu*.....................................................          --


       * Mr. Birgeneau and Dr. Yu do not currently participate in the Directors' Deferred Compensation Plan.

    (7) Includes 1,699,438 shares of our common stock that our directors and executive officers have the right to acquire pursuant to stock options exercisable within 60 days of January 16, 2007, 100,937 restricted shares of our common stock held by our executive officers still subject to restrictions as of January 16, 2007, and 27,259 phantom shares of our common stock that our non-employee directors have the right to acquire pursuant to the Directors' Deferred Compensation Plan as of January 16, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and present executive officers have complied with all Section 16(a) filing requirements for fiscal year 2006.

                              ELECTION OF DIRECTORS

     Our board of directors is currently comprised of seven directors. The board of directors is divided into three classes: Class I, whose terms will expire at the upcoming annual meeting of stockholders; Class II, whose terms will expire at the annual meeting of stockholders to be held in 2008; and Class III, whose terms will expire at the annual meeting of stockholders to be held in 2009. Messrs. Fuller and Mooney are currently in Class I, Messrs. Birgeneau and Wilkinson are currently in Class II, and Messrs. Frazee, Noglows and Yu are currently in Class III.

     At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase in the size of our board of directors.

     The board of directors has nominated and urges you to vote "FOR" the election of the two nominees named below for terms of office ending in 2010. Proxies will be so voted unless stockholders specify otherwise in their proxies.

     In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED BELOW.

Nominees for election at this meeting for terms expiring in 2010:

     H. Laurance Fuller, 68, was elected a director of our company in June 2002. He also is a director of Abbott Laboratories and of Motorola, Inc. Mr. Fuller retired from the position of Co-Chairman of BP Amoco, p.l.c., a global petroleum and petrochemicals company, in 2000 after serving as Chairman and Chief Executive Officer of Amoco Corporation since 1991 and President since 1983. Mr. Fuller received his B.S. in chemical engineering from Cornell University.

     Edward J. Mooney, 65, was elected a director of our company in March 2005. He also serves on the boards of directors of FMC Corporation, FMC Technologies, Inc., the Northern Trust Corporation and PolyOne Corporation. Mr. Mooney was the Delegue General-North America, Suez Lyonnaise des Eaux from March 2000 until his retirement in March 2001. From 1994 to 2000, he was Chairman and Chief Executive Officer of Nalco Chemical Company, one of the world's largest providers of water and chemical treatment technologies and services. Mr. Mooney received both a B.S. in chemical engineering and a J.D. from the University of Texas.

Directors whose terms continue until 2008:

     Robert J. Birgeneau, 64, was elected a director of our company in March 2005. He has been the Chancellor of the University of California, Berkeley since September 2004. He also holds a faculty appointment in the department of physics there. From July 2000 until assuming his current position, Mr. Birgeneau served as the President of the University of Toronto. Prior to that, Mr. Birgeneau was the Dean of the School of Science at the Massachusetts Institute of Technology, and previously had been the chair of the physics department of M.I.T. Mr. Birgeneau received his B.S. in mathematics from the University of Toronto and his Ph.D. in physics from Yale University.

     Steven V. Wilkinson, 65, was elected a director of our company in April 2000. He is also a director of Entergy Corporation. Mr. Wilkinson has been retired since 1998. Prior to retirement, he worked for Arthur Andersen LLP, where he became a partner in 1974. Mr. Wilkinson received his B.A. in economics from DePauw University and his M.B.A. from the University of Chicago.

Directors whose terms continue until 2009:

     John P. Frazee, Jr., 62, was elected a director of our company in April 2000. He has been a private investor since 2001. From 1999 until 2001, he served as Chairman and Chief Executive Officer of Vast Solutions, Inc., a provider of wireless data products and services. From 1997 to 2000, he served as Chairman and Chief Executive Officer of Paging Network, Inc. Prior to that he served as President and Chief Operating Officer of Sprint Corporation, and before that as Chairman and Chief Executive Officer of Centel Corporation. Mr. Frazee received his bachelor's degree in political science from Randolph-Macon College.

     William P. Noglows, 48, has served as our Chairman, President and Chief Executive Officer since November 2003. From 1984 through 2003, Mr. Noglows served in various management positions at Cabot Corporation, culminating in serving as an executive vice president and general manager. While at Cabot Corporation, he was one of the primary founders of our company and was responsible for identifying and encouraging the development of the CMP application, which is the core of our business. Mr. Noglows had previously served as a director of our company from December 1999 until April 2002. Mr. Noglows received his degree in Chemical Engineering from the Georgia Institute of Technology.

     Dr. Albert Y. C. Yu, 65, was elected as director of our company in March 2005. He also is a director of Preferred Bank, PDF Solutions, Inc., and Semiconductor Manufacturing International Corporation. Dr. Yu is the Chairman of OneAngstrom LLC, and prior to that he served as a Senior Vice President and member of the corporate Management Committee of Intel Corporation, until his retirement in 2002 following service with Intel for almost thirty years. Dr. Yu received a B.S. in electrical engineering from the California Institute of Technology, and a M.S. and Ph.D., also in electrical engineering, from Stanford University.

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited our financial statements for fiscal year 2006, and has been selected by the audit committee of our board of directors to audit our financial statements for fiscal year 2007. A representative of PricewaterhouseCoopers LLP is expected to attend our annual meeting, where he will have the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our by-laws or otherwise. However, our board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will review its future selection of auditors. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

     For information regarding audit and other fees billed by PricewaterhouseCoopers LLP for services rendered in fiscal year 2006 and fiscal year 2005, see "FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT -- Fees Billed by Independent Auditors," below.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT AUDITORS.

                        BOARD STRUCTURE AND COMPENSATION

BOARD OF DIRECTORS AND BOARD COMMITTEES

     Our board of directors has a standing audit committee, a standing compensation committee and a standing nominating and corporate governance committee to assist the board of directors in the discharge of its responsibilities. Our board of directors has adopted the Cabot Microelectronics Corporation Corporate Governance Guidelines, which are available on our website, www.cabotcmp.com, along with other corporate governance materials, such as board of directors committee charters and our Code of Business Conduct. During fiscal year 2006, our board of directors held eight meetings and took action by written consent once. Each of our directors attended our annual meeting of stockholders in fiscal year 2006. Each of our directors attended at least 75% of all the meetings of the board and those committees on which he served during fiscal year 2006. Since fiscal year end, the board of directors has met once. Shareholders and third parties may communicate with our board of directors through the Chairman of the Board, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504.

     INDEPENDENT DIRECTORS. The board of directors has determined that six of our seven directors, including Messrs. Birgeneau, Frazee, Fuller, Mooney, Wilkinson and Yu are, "independent" directors as defined in Rule 4200 of the National Association of Securities Dealers Automated Quotation ("Nasdaq") Marketplace Rules and as defined in applicable rules by the Securities and Exchange Commission ("SEC"). In making its determinations of independence, in addition to consideration of the relevant SEC and Nasdaq rules (according to which the definition of "independent director" is set forth in our Corporate Governance Guidelines, which are available on our website www.cabotcmp.com), the board of directors considered factors for each director such as any other directorships, any employment or consulting arrangements, and any relationship with our company's customers or suppliers. With respect to Dr. Yu, the board specifically considered the fact that Dr. Yu is a director of Semiconductor Manufacturing International Corporation, a customer of our company through one of our distributors. Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors are present. The Chairman of the nominating and corporate governance committee, currently Mr. Frazee, serves as chairman of the meetings of the independent directors in executive session, and performs other responsibilities such as working with the Chairman of the board of directors to plan and set the agenda for meetings of the board of directors. Shareholders and third parties may communicate with our independent directors through the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. During fiscal year 2006, our independent directors met in executive sessions four times. Since fiscal year end, our independent directors have met in executive session once.

     AUDIT COMMITTEE. The functions of the audit committee include selecting, appointing, retaining, compensating and overseeing our independent auditors, deciding upon and approving in advance the scope of audit and non-audit assignments and related fees, reviewing accounting principles we use in financial reporting, and reviewing the adequacy of our internal control procedures, including the internal audit function. The members of the audit committee are Messrs. Frazee, Fuller, and Wilkinson (Chairman), each of whom, during fiscal year 2006 and currently:

     - is an "independent" director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules;

     - meets the criteria for independence as required by applicable rules adopted by the SEC;

     - has not participated in the preparation of our financial statements or the financial statements of any of our current subsidiaries at any time during the past three years; and

     - is able to read and understand fundamental financial statements.

     Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant SEC rules, and has designated Mr. Wilkinson, the Chairman of the committee, as such Audit Committee Financial Expert. As previously stated, Mr. Wilkinson is an independent director. The audit committee operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website, www.cabotcmp.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. The audit committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, as well as for the pre-approval of services provided by our independent auditors, both of which are also available on our website, www.cabotcmp.com. A current copy of the procedures for the pre-approval of services provided by our independent auditors is attached to this proxy statement as Appendix B. As set forth in the audit committee charter, the audit committee is also responsible for the review and approval of any related party transaction in advance of the company's entering into any such transaction; since April 2002, we have not been engaged in any related party transactions and none have been proposed to the audit committee for consideration. The audit committee met eight times during fiscal year 2006 and has met twice since fiscal year end with respect to the audit of our fiscal year 2006 financial statements and related matters. In fulfillment of the audit committee's responsibilities for fiscal year 2006, Mr. Wilkinson, the audit committee Chairman, reviewed our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 (as did the other members of the committee and board of directors), and our Quarterly Reports on Form 10-Q before we filed them, and Mr. Wilkinson and other members of the committee also reviewed quarterly earnings announcements and related matters before we released them.

     COMPENSATION COMMITTEE. The functions of the compensation committee include reviewing and approving the compensation and benefits for our employees, evaluating and deciding upon the compensation of our chief executive officer, evaluating and deciding upon the compensation of our other executive officers, which is done following consultation with our chief executive officer, monitoring the administration of our employee benefit plans, authorizing and ratifying stock option grants, restricted stock awards and other incentive arrangements, and authorizing employment and related agreements. Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to, his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. The members of the compensation committee are Messrs. Birgeneau, Fuller (Chairman), Mooney, and Yu, each of whom was during fiscal year 2006 and is now an "independent" director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and as defined in applicable rules adopted by the SEC. Until March 2006, Mr. Frazee also was a member of the compensation committee and met these criteria. The compensation committee operates under a written charter that addresses compensation matters, a current copy of which is available on our website, www.cabotcmp.com. The compensation committee reviews and reassesses the adequacy of the compensation committee charter on an annual basis. The compensation committee met four times and took action by written consent twice during fiscal year 2006. The compensation committee has met three times since the fiscal year end with respect to 2006 annual bonuses, salary increases, stock option grants and restricted stock awards, and other matters.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The functions of the nominating and corporate governance committee include reviewing and recommending a slate of nominees for the election of directors, recommending changes in the number, classification and term of directors, reviewing nominations by stockholders with regard to the nomination process, reviewing and recommending compensation and other matters for our directors, and attending to general corporate governance matters. The members of the nominating and corporate governance committee are Messrs. Frazee (Chairman), Fuller and Wilkinson, each of whom was during fiscal year 2006 and is now an "independent" director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and as defined in applicable rules adopted by the SEC. The nominating and corporate governance committee operates under a formal charter that addresses the nominations process and such related matters as may be required under the federal securities laws and Nasdaq listing requirements, a current copy of which is available on our website, www.cabotcmp.com. The nominating and corporate governance committee reviews and reassesses the adequacy of the nominating and corporate governance charter on an annual basis. The nominating and corporate governance committee met six times during fiscal year 2006 and has met once since fiscal year end. The nominating and corporate governance committee acted unanimously to recommend the nomination of the Class I director nominees to the board of directors, subject to stockholder approval, as discussed in "ELECTION OF DIRECTORS," above.

CRITERIA FOR NOMINATING DIRECTORS

     The nominating and corporate governance committee considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers suggestions from many sources regarding possible candidates for director and will consider nominees recommended by stockholders. Any such stockholder nominations, together with appropriate biographical information, should be submitted to the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. To be included in the proxy statement, such nomination must be received by the Secretary of our company not later than the 120th day prior to the first anniversary of the date of the preceding year's proxy statement for such nomination.

     In fiscal year 2006, we did not pay a fee to any third party to identify or evaluate potential director nominees; however, our directors play a critical role in guiding our strategic direction and overseeing the management of our company and accordingly, in the future we may pay a fee to a third party to identify or evaluate potential director nominees if the need arises.

     Board candidates are selected based upon various criteria including their character, business experience and acumen. Some of the factors that are considered in evaluating candidates for the board of directors include experience in areas such as technology, manufacturing, marketing, finance, strategy, international business, and academia, as well as geographic and cultural diversity. Board members are expected to prepare for, attend and participate in all board of directors and applicable committee meetings, and our annual meetings of stockholders. The nominating and corporate governance committee considers a director's past attendance record, participation and contribution to the board of directors in considering whether to recommend the reelection of such director.

COMPENSATION OF DIRECTORS

     A director who is also our employee receives no additional compensation for his services as a director. All non-employee directors are eligible for the following compensation:


DESCRIPTION OF DIRECTOR COMPENSATION                              AMOUNT
------------------------------------                         ---------------


ANNUAL RETAINER FEE, as of the effective date of
  appointment, and subsequently, at the time of our annual
  meeting..................................................  $        35,000
COMMITTEE AND BOARD MEETING FEES, for attendance at each
  meeting of the board and committee of the board..........  $         1,500
COMMITTEE CHAIR ANNUAL RETAINER FEES:
  Audit Committee Chairperson..............................  $        20,000
  Compensation Committee Chairperson.......................  $        10,000
  Nominating and Corporate Governance Chairperson..........  $        10,000
ANNUAL NON-QUALIFIED STOCK OPTION GRANT, which vests over a
  four year period, at the effective date of appointment,
  and subsequently, at the time of our annual meeting......   10,000 options
INITIAL NON-QUALIFIED STOCK OPTION GRANT, which vests over
  a three year period, at the effective date of appointment
  to the board.............................................   15,000 options


     Non-employee directors are eligible to choose to receive compensation either in cash, in fully vested restricted stock under our Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, as amended and restated September 26, 2006 ("2000 Equity Incentive Plan"), or as deferred compensation under our Directors' Deferred Compensation Plan, as described below. Non-employee directors continue to receive their respective annual retainer fees, committee chair annual retainer fees and annual non-qualified stock option grants at the time of our annual meeting, or upon the effective date of a director's original election to the board of directors, if other than the annual meeting date. Non-employee directors also are eligible for reimbursement of travel and other out-of-pocket costs incurred in attending meetings. Non-employee directors are not eligible for any other compensation arrangement.

     Under our Directors' Cash Compensation Umbrella Program, which only applies to non-employee directors and is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on December 10, 2003, each non-employee director may choose to receive his compensation either in cash, in fully vested restricted stock under our 2000 Equity Incentive Plan (as of the date the fees are earned, the fees would be converted into the equivalent number of fully vested restricted shares, which would be beneficially owned and reported on Form 4 filings), or as deferred compensation under our Directors' Deferred Compensation Plan, as amended September 26, 2006, which is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on November 29, 2006. At present, each of our non-employee directors, other than Dr. Yu and Mr. Birgeneau, has elected to defer his compensation to future periods under the Directors' Deferred Compensation Plan, which became effective in March 2001. Under the plan, deferred amounts are payable only in the form of our common shares. A participating director is required to elect a date on which deferred compensation will begin to be distributed, which date generally must be at least two years after the end of the year deferrals are made and no later than the date of termination. As of the date the compensation is earned, the fees are converted into the right to acquire the equivalent number of shares of common stock at the end of the deferral period. These rights to acquire shares under the Directors' Deferred Compensation Plan are reported as beneficially owned on Form 4 filings for each participating director. As of January 16, 2007, an aggregate of approximately $992,790 of directors' compensation was deferred under the plan. The American Jobs Creation Act, a law containing provisions affecting deferred compensation plans, was enacted in 2004 with an effective date of January, 2005. We believe we are currently operating in compliance with the new law and plan to amend the Directors' Deferred Compensation Plan to the extent necessary to comply with such law pursuant to, and according to the time frame established by, relevant United States Department of the Treasury guidance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the current or former members of the compensation committee are or have been our employees.

             FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

FEES BILLED BY INDEPENDENT AUDITORS

     During fiscal years 2005 and 2006, the audit committee pre-approved 100% of all audit and non-audit services provided by our independent auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm. For such pre-approval of services, the audit committee follows its policy for the pre-approval of services provided by our independent auditors, a current copy of which is attached to this proxy statement as Appendix B and also is available on our web-site, www.cabotcmp.com. The following table presents fees for audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended September 30, 2006, and September 30, 2005, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.


                                               FISCAL YEAR ENDED       FISCAL YEAR ENDED
FEES                                         SEPTEMBER 30, 2006($)   SEPTEMBER 30, 2005($)
----                                         ---------------------   ---------------------


Audit Fees(1)..............................        1,085,434               1,289,895
Audit-Related Fees(2)......................           40,345                  59,789
Tax Fees(3)................................          243,978                 293,107
All Other Fees(4)..........................           13,000                   2,750
  Total(5).................................        1,382,757               1,645,541


--------

   (1) Audit Fees include fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and for services that normally would be provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. In addition to including fees for services necessary to perform an audit or review in accordance with generally accepted auditing standards, this category also may include services that generally only PricewaterhouseCoopers LLP reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

   (2) Audit-Related Fees include assurance and related services traditionally performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and not reported under the "Audit Fee" heading, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. The above numbers for Audit-Related Fees for fiscal year 2006 include the audit of our 401(k) Plan, and for fiscal year 2005, for the audit of our 401(k) plan and other internal control and attest services.

   (3) Tax Fees include all services performed by professional staff in PricewaterhouseCoopers LLP's and its foreign affiliates' tax divisions except those services related to the audit, and include fees for tax compliance, tax planning, and tax advice. Tax compliance generally involves preparation of original and amended tax returns, claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities. For fiscal year 2006, $104,195 out of the total $243,978 for Tax Fees was for tax compliance services.

   (4) All Other Fees include fees related to financial information systems implementation and design services. PricewaterhouseCoopers LLP did not render any such services to us in fiscal year 2006 or any prior year. The above numbers for All Other Fees for fiscal year 2006 are for access to on-line accounting and human resources research software tools, and for fiscal year 2005 are for access to on-line accounting research software tools.

REPORT OF THE AUDIT COMMITTEE

     The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

     The audit committee of the board of directors is responsible for providing independent, objective oversight of our accounting and system of internal controls, the quality and integrity of our financial reports, and the independence and the selection, appointment, retention, compensation and oversight of the performance of our independent auditors. The audit committee is composed of independent directors and operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website, www.cabotcmp.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant SEC rules, and has designated Mr. Wilkinson, the Chairman of the committee, as such Audit Committee Financial Expert.

     Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

     In this context, the audit committee reviewed and discussed the audited financial statements for fiscal year 2006 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which include, among other things:

     - methods used to account for any significant and unusual transactions;

     - the effect of any significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating any particularly sensitive accounting estimates and the basis for the independent auditors' conclusions regarding the reasonableness of those estimates; and

     - any disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The audit committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the issue of the independent auditors' independence from the company and management. In addition, in accordance with the Securities and Exchange Commission's auditor independence requirements, the audit committee has considered whether the independent auditors' provision of non-audit services to the company is compatible with maintaining the independence of the independent auditors and has concluded that it is.

     Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

     Respectfully submitted by the audit committee,

                               John P. Frazee, Jr.
                               H. Laurance Fuller
                          Steven V. Wilkinson, Chairman

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain compensation information for our Chief Executive Officer and our four other executive officers who were the most highly compensated for the fiscal year ended September 30, 2006 (together, the "named executive officers"). All of the information in this table reflects compensation earned by the named executive officers for services rendered to us.

                           SUMMARY COMPENSATION TABLE


-----------------------------------------------------------------------------------------------------------------------------
                                                  ANNUAL                            LONG-TERM
                                               COMPENSATION                    COMPENSATION AWARDS
                                ----------------------------------------------------------------------------
                                                               OTHER
                                                              ANNUAL                         SECURITIES          ALL OTHER
        NAME AND         FISCAL                               COMPEN-     RESTRICTED STOCK   UNDERLYING           COMPEN-
   PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)     SATION($)(5)    AWARD(S)($)(6)    OPTIONS(#)        SATION($)(11)
-----------------------------------------------------------------------------------------------------------------------------


William P. Noglows(1)     2006     515,000     367,400         14,603          12,490(7)       125,000(7)          43,081
  President and           2005     487,500     275,000         18,501          49,974          250,000             47,616
  Chief Executive
  Officer                 2004     412,500     425,000        318,765              --          250,000(8)          27,314
-----------------------------------------------------------------------------------------------------------------------------
William S. Johnson        2006     317,500     150,700            353          12,490(7)        60,000(7)          28,320
  Vice President and      2005     307,500     100,000            250          12,493           68,000             31,416
  Chief Financial
  Officer                 2004     300,000     200,000            400           9,994           50,000             27,111
-----------------------------------------------------------------------------------------------------------------------------
H. Carol Bernstein        2006     287,500     136,600          8,503              --(7)        58,000(7)          26,574
  Vice President,
  Secretary               2005     270,000      90,000          8,400           3,470           63,000             30,887
  and General Counsel     2004     237,500     185,000          8,350           4,973           60,000             24,863
-----------------------------------------------------------------------------------------------------------------------------
Clifford L. Spiro(2)      2006     276,250     145,100            403          33,374(7)        70,000(7)          26,927
  Vice President,
  Research                2005     239,792     100,000            300          49,974           68,000             28,477
  and Development         2004     187,500     165,000             --              --           50,000(9)          17,260
-----------------------------------------------------------------------------------------------------------------------------
Adam F. Weisman(3)        2006     282,500     134,200            103              --(7)        60,000(7)          25,977
  Vice President,
  Business                2005     273,750     100,000             --              --           50,000             25,808
  Operations              2004      94,091     100,000(4)          --              --           50,000(10)         12,253
-----------------------------------------------------------------------------------------------------------------------------


--------------

    (1) Mr. Noglows joined us as our President and Chief Executive Officer effective November 3, 2003. Mr. Noglows had previously served as one of our outside directors from the time of our initial public offering in April 2000 through April 2002, after first having been appointed a director in December 1999.

    (2) Dr. Spiro joined us as our Vice President of Research and Development on December 1, 2003.

    (3) Mr. Weisman joined us as our Vice President, Operations on May 26, 2004, and became our Vice President, Business Operations in September 2006.

    (4) This figure includes a sign-on bonus paid to Mr. Weisman in fiscal year 2004 of $40,000.

    (5) These figures reflect (i) airline club membership fees for fiscal year 2004 in the amount of $300 for Mr. Noglows, $400 for Mr. Johnson and $350 for Ms. Bernstein, for fiscal year 2005 in the amount of $250 for each Mr. Noglows and Mr. Johnson, $400 for Ms. Bernstein, and $300 for Dr. Spiro, and for fiscal year 2006 in the amount of $300 for Mr. Noglows, $250 for Mr. Johnson, $400 for Ms. Bernstein, and $300 for Dr. Spiro; (ii) transportation allowances in the amount of $8,000 paid annually to Ms. Bernstein for fiscal years 2004, 2005 and 2006; (iii) reimbursement of relocation expenses in accordance with our standard relocation reimbursement policy in the amount of $272,276, and an additional $34,150 of tax assistance for taxes assessed on the amount of such relocation expense, as per the terms of Mr. Noglows' employment agreement attributable to fiscal year 2004; (iv) attorneys' fees in the amount of $2,564 paid on behalf of Mr. Noglows in fiscal year 2004 in connection with the negotiation of his employment agreement, as provided in such agreement; (v) business eating club membership for Mr. Noglows, including an initiation fee of $8,500 in fiscal year 2004 and membership fees for fiscal years 2004, 2005 and 2006 in the amounts of $975, $4,130, and $4,200, respectively; (vi) payment of $4,635 for an amount of FICA taxes that we inadvertently overwithheld from Mr. Noglows in fiscal year 2004 (calendar year 2003), and of interest of $321 assessed by the IRS; (vii) the payment of financial planning fees on behalf of Mr. Noglows in the amount of $9,165 and $10,000 in fiscal year 2005 and 2006, respectively, as per the terms of his employment agreement; and (viii) the payment of $103 to each Messrs. Noglows, Johnson, Spiro and Weisman and Ms. Bernstein, in fiscal year 2006 in the same manner and amount as made to all other of our United States employees related to the demutualization of shares from an insurance company that had provided basic life and accidental death and dismemberment insurance to them on behalf of our company.

    (6) These amounts in the column headed "Restricted Stock Award(s)" correspond to matching grants of "award shares" of restricted stock made pursuant to our Executive Officer Deposit Share Plan, which is described in more detail below. Under this plan, our executive officers are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit ("deposit shares"), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant ("award shares"). If the participant is employed by our company on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse.

        "Restricted Stock Award(s)" includes award shares but does not include deposit shares as these amounts were purchased by the participant after-tax from amounts that were already disclosed in the "Bonus" column. Specifically included in "Restricted Stock Award(s)" are:

        (i) 427 award shares granted to Mr. Noglows on December 21, 2005 worth $12,490 (based upon the closing price of our common stock as of December 21, 2005 of $29.25 per share), that are scheduled to vest December 21, 2008, and 1,296 award shares granted to Mr. Noglows on December 22, 2004 worth $49,974 (based upon the closing price of our common stock as of December 22, 2004 of $38.56 per share), that are scheduled to vest December 22, 2007;

        (ii) 427 award shares granted to Mr. Johnson on December 21, 2005 worth $12,490 (based upon the closing price of our common stock as of December 21, 2005 of $29.25 per share), that are scheduled to vest December 21, 2008, 324 award shares granted to Mr. Johnson on December 22, 2004 worth $12,493 (based upon the closing price of our common stock as of December 22, 2004 of $38.56 per share), that are scheduled to vest December 22, 2007 and 205 award shares granted to Mr. Johnson on December 26, 2003 worth $9,994 (based upon the closing price of our common stock as of December 26, 2003 of $48.75 per share), that vested December 26, 2006;

        (iii) 90 award shares granted to Ms. Bernstein on December 22, 2004 worth $3,470 (based upon the closing price of our common stock as of December 22, 2004 of $38.56 per share), that are scheduled to vest December 22, 2007, and 102 award shares granted to Ms. Bernstein on December 26, 2003 worth $4,973 (based upon the closing price of our common stock as of December 26, 2003 of $48.75 per share), that vested December 26, 2006; and

        (iv) 1,141 award shares granted to Dr. Spiro on December 21, 2005 worth $33,374 (based upon the closing price of our common stock as of December 21, 2005 of $29.25 per share), that are scheduled to vest December 21, 2008, and 1,296 award shares granted to Dr. Spiro on December 22, 2004 worth $49,974 (based upon the closing price of our common stock as of December 22, 2004 of $38.56 per share), that are scheduled to vest December 22, 2007.

        The aggregate restricted stock holdings for the named executive officers still subject to restrictions as of the end of fiscal 2006 consisted of 5,308 shares worth $152,977 (based upon the closing price of our common stock as of September 30, 2006 of $28.82). The outstanding restricted stock awards are eligible to receive dividends and have voting rights.

        These amounts do not include award share grants made pursuant to our Executive Officer Deposit Share Plan to certain of our named executive officers after the end of fiscal year 2006. On December 13, 2006, Mr. Noglows, Ms. Bernstein, Dr. Spiro and Mr. Weisman participated in the Deposit Share Plan receiving 761, 152, 304 and 228 respective award shares on deposit under the plan. The restrictions on these award shares will lapse on December 13, 2009 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date.

    (7) These amounts in the column headed "Restricted Stock Award(s)" do not include restricted shares awarded to our named executive officers after the end of fiscal year 2006. On December 1, 2006, as part of our annual equity incentive award program, we awarded restricted shares to our named executive officers with a fair market value based on the closing price of our stock on the award date of $31.57 per share that lapse in equal increments upon each anniversary over four years, in the amounts set forth in the table below:


                                                                 RESTRICTED
                                                                    STOCK
NAME                                                             AWARDS (#)
----                                                             ----------


Mr. Noglows....................................................    19,200
Mr. Johnson....................................................     8,700
Ms. Bernstein..................................................     8,700
Dr. Spiro......................................................     9,500
Mr. Weisman....................................................     9,500


        These amounts in the column headed "Securities Underlying Options" do not include options granted to our named executive officers after the end of fiscal year 2006. On December 1, 2006, as part of our annual equity incentive award program, we granted options to our named executive officers that have an exercise price of $31.57, vest in equal increments upon each anniversary over four years and expire December 1, 2016, in the amounts set forth in the table below:


                                                                 SECURITIES
                                                                 UNDERLYING
NAME                                                            OPTIONS (#)
----                                                            -----------


Mr. Noglows...................................................     57,500
Mr. Johnson...................................................     26,000
Ms. Bernstein.................................................     26,000
Dr. Spiro.....................................................     28,500
Mr. Weisman...................................................     28,500


        Prior to these fiscal year 2007 awards and grants on December 1, 2006 made as part of our annual equity incentive award program, our compensation committee had awarded only non-qualified stock option grants pursuant to our annual grant program. As permitted by the 2000 Equity Incentive Plan, on December 1, 2006, our compensation committee decided to award a blend of non-qualified stock option grants and restricted stock awards (restricted stock units for our non-United States employees) to all employees who were receiving awards on December 1, 2006, including the named executive officers and other executive officers, according to approximately a three-to-one ratio of non-qualified stock options granted to restricted stock awarded. Our compensation committee made this decision primarily to address the financial impact of the expensing of equity-based compensation now required pursuant to a new accounting standard issued by the Financial Accounting Standards Board that became applicable to us as of October 1, 2005, as well as to more competitively balance the types of equity incentives being awarded to our employees pursuant to the 2000 Equity Incentive Plan.

    (8) These amounts include options to acquire 250,000 shares granted to Mr. Noglows on November 3, 2003 as part of his employment agreement to join our company. These options were granted with an exercise price of $55.37, vesting in equal increments upon each anniversary over four years, a term of ten years and an expiration of November 3, 2013. As described in greater detail below, to address certain new accounting rules, on September 27, 2004, the compensation committee accelerated the vesting to September 1, 2005 of all options granted previously to all employees, including executive officers and directors, with an option price greater than $34.65, which action accelerated the vesting to September 1, 2005 of 187,500 options of this grant to Mr. Noglows.

    (9) These amounts include options to acquire 50,000 shares granted to Dr. Spiro on December 1, 2003 as part of his employment offer to join our company. These options were granted with an exercise price of $54.28, vesting in equal increments upon each anniversary over four years, a term of ten years and an expiration of December 1, 2013. As described in greater detail below, to address certain new accounting rules, on

        September 27, 2004, the compensation committee accelerated the vesting to September 1, 2005 of all options granted previously to all employees, including executive officers and directors, with an option price greater than $34.65, which action accelerated the vesting to September 1, 2005 of 37,500 options of this grant to Dr. Spiro.

   (10) These amounts include options to acquire 50,000 shares granted to Mr. Weisman on May 26, 2004 as part of his employment offer to join our company. These options were granted with an exercise price of $30.10, vesting in equal increments upon each anniversary over four years, a term of ten years and an expiration of May 26, 2014.

   (11) The information in the column headed "All Other Compensation" includes contributions (both "matching" and "safe-harbor") made by us to our tax-qualified savings plan (the "401(k) Plan") and accruals under our non-qualified supplemental savings plan (the "Supplemental Plan") according to the standard terms of each of these plans as apply to all of our employees. For the 401(k) Plan, this means that we contribute the equivalent of 4% of each employee's eligible compensation (up to the I.R.S. eligible compensation limit) to the plan on the employee's behalf, regardless of whether the employee makes a contribution to the plan ("'safe-harbor' contribution"). In addition, we make a matching contribution on the employee's behalf of 100% of the first 4%, and 50% of the next 2%, that the employee contributes to the 401(k) Plan ("matching contribution"). With respect to the Supplemental Plan, which applies to all employees at such time as they reach the I.R.S. eligible compensation limit, employees are presently not able to make contributions to the plan, but we continue to make the "safe harbor" contribution of the equivalent of 4% of each employee's eligible compensation (over the I.R.S. eligible compensation limit) to the Supplemental Plan on the employee's behalf. For fiscal year 2006, contributions as such to the 401(k) Plan and the Supplemental Plan on behalf of the named executive officers were made in the following amounts:


NAME                                                 401(K) PLAN   SUPPLEMENTAL PLAN
----                                                 -----------   -----------------


Mr. Noglows........................................    $19,661          $22,804
Mr. Johnson........................................    $19,800          $ 7,904
Ms. Bernstein......................................    $19,584          $ 6,400
Dr. Spiro..........................................    $20,394          $ 5,967
Mr. Weisman........................................    $19,397          $ 6,000


        In fiscal year 2006, we provided each of our named executive officers with basic life insurance and accidental death and dismemberment insurance coverage that was provided on the same basis to all of our employees. There is no cash surrender value associated with this insurance coverage. The value paid for this coverage attributable to each named executive officer (Mr. Noglows, $616; Mr. Johnson, $616; Ms. Bernstein, $590; Dr. Spiro, $567; Mr. Weisman, $580) is also reflected in the column headed "All Other Compensation" for fiscal year 2006.

OPTION GRANTS

     The following table sets forth the number of shares of our common stock underlying the options granted to the named executive officers during the fiscal year ended September 30, 2006.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                   NUMBER        PERCENT OF
                                 OF SHARES     TOTAL OPTIONS    EXERCISE
                                 UNDERLYING      GRANTED TO      PRICE                   GRANT DATE
                                  OPTIONS       EMPLOYEES IN      PER      EXPIRATION      PRESENT
NAME                           GRANTED(2)(3)    FISCAL YEAR    SHARE ($)      DATE      VALUE ($)(1)
----                           -------------   -------------   ---------   ----------   ------------


William P. Noglows                125,000           12.7%        $30.51     12/9/2015     2,223,563
William S. Johnson                 60,000            6.1%        $30.51     12/9/2015     1,067,310
H. Carol Bernstein                 58,000            5.9%        $30.51     12/9/2015     1,031,733
Clifford L. Spiro                  70,000            7.1%        $30.51     12/9/2015     1,245,195
Adam F. Weisman                    60,000            6.1%        $30.51     12/6/2015     1,067,310

--------------

   (1) These values were estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility:
       56%; risk free rate of return: 4.5%; annualized dividend yield: 0.0%; and expected time until exercise: 6.25 years.

   (2) These options were granted with a term of ten years, an expiration of December 9, 2015 and vesting in equal amounts annually over a four-year period, with the first quarter having vested on December 9, 2006.

   (3) This table does not include options granted to certain of our named executive officers after the end of fiscal year 2006. For fiscal year 2007 as part of our annual equity incentive award program, on December 1, 2006, we granted 57,500 options to Mr. Noglows, 26,000 options to each of Mr. Johnson and Ms. Bernstein, and 28,500 options to each of Dr. Spiro and Mr. Weisman. These options have an exercise price of $31.57, vest in equal increments upon each anniversary over four years, and have a term of ten years, expiring December 1, 2016. As with all other grants of stock options and awards of restricted stock to our named executive officers and other executive officers, other than the number of options or restricted stock awarded, the terms and conditions of these stock option grants are the same as those made to all other employees. This includes a provision that if a participant retires (defined as the voluntary termination of employment, where no circumstances for termination for cause exist, upon the participant's achievement of at least 55 years of age and five years of service), then the participant may retain any option previously vested throughout the term of such option; as with our other option grants, any options that have not yet vested as of termination are forfeited.

       Prior to these option grants on December 1, 2006 made as part of our annual equity incentive award program, our compensation committee had awarded only non-qualified stock option grants pursuant to our annual grant program. As permitted by the 2000 Equity Incentive Plan, on December 1, 2006, our compensation committee decided to award a blend of non-qualified stock option grants and restricted stock awards (restricted stock units for our non-United States employees) to all employees who were receiving awards on December 1, 2006, including the named executive officers and other executive officers, according to approximately a three-to-one ratio of non-qualified stock options granted to restricted stock awarded. Our compensation committee made this decision primarily to address the financial impact of the expensing of equity-based compensation now required pursuant to a new accounting standard issued by the Financial Accounting Standards Board that became applicable to us as of October 1, 2005, as well as to more competitively balance the types of equity incentives being awarded to our employees pursuant to the 2000 Equity Incentive Plan. On December 1, 2006, we awarded 19,200 restricted shares to Mr. Noglows, 8,700 restricted shares to each of Mr. Johnson and Ms. Bernstein, and 9,500 restricted shares to each of Dr. Spiro and Mr. Weisman. These restricted shares have a fair market value based on the closing price of our stock on the award date of $31.57 per share, and lapse in equal increments upon each anniversary over four years.

     To address certain issues arising pursuant to the new accounting standard issued (at the time proposed) by the Financial Accounting Standards Board referenced above and as permitted by the 2000 Equity Incentive Plan, on September 27, 2004, the company with the approval of the compensation committee, accelerated to September 1, 2005 the vesting of those stock options granted to all employees, officers and directors under the 2000 Equity Incentive Plan prior to September 27, 2004 that have an option price equal to or greater than the fair market value of our shares on September 27, 2004 ($34.65), through amendment made and effective as of September 27, 2004 to the grant agreements for such stock options. Approximately 1.3 million options with varying remaining vesting schedules of fewer than three years as of September 1, 2005 were subject to the acceleration provision and became exercisable as of such date as a result, including for the named executive officers as set forth below:


                                                          NUMBER OF ACCELERATED
NAME                                                            OPTIONS(#)
----                                                      ---------------------


Mr. Noglows.............................................         187,500
Mr. Johnson.............................................          37,500
Ms. Bernstein...........................................          79,250
Dr. Spiro...............................................          50,000
Mr. Weisman.............................................              --

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to option exercises in the last fiscal year, the number of unexercised stock options held by the named executive officers on September 30, 2006, and the value of the unexercised in-the-money stock options on that date.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


------------------------------------------------------------------------------------------------------------------

                                                            Number of Securities
                                                           Underlying Unexercised         Value of Unexercised
                                                                  Options               in-the-Money Options at
                                                           At Fiscal Year End (#)       Fiscal Year-End ($) (1)
                                                      ------------------------------------------------------------
                       SHARES ACQUIRED
                             UPON            VALUE
NAME                    EXERCISES (#)    REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------



William P. Noglows            --              --          312,500        312,500           --             --
------------------------------------------------------------------------------------------------------------------
William S. Johnson            --              --          107,000        111,000           --             --
------------------------------------------------------------------------------------------------------------------
H. Carol Bernstein            --              --          212,250        105,250           --             --
------------------------------------------------------------------------------------------------------------------
Clifford L. Spiro             --              --           67,000        121,000           --             --
------------------------------------------------------------------------------------------------------------------
Adam F. Weisman               --              --           37,500        122,500           --             --
------------------------------------------------------------------------------------------------------------------




--------------

   (1) As of September 30, 2006, which was the end of fiscal year 2006, none of the options held by our named executive officers (or other executive officers) were in-the-money, based on the fair market value of a share of our common stock on such date ($28.82).

EXECUTIVE OFFICER DEPOSIT SHARE PLAN

     Our executive officers are eligible to participate in the Executive Officer Deposit Share Plan that our board of directors adopted in March 2000. Under this plan, our executive officers are entitled to use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit ("deposit shares"), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant ("award shares"). If the participant is employed by us on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. Ten individuals currently participate in the deposit share plan, and 23,520 shares (including award shares) are currently on deposit under that plan for all executive officers. Of the named executive officers, Mr. Noglows, Mr. Johnson, Ms. Bernstein, Dr. Spiro and Mr. Weisman participate with (i) 4,970, (ii) 1,502, (iii) 485, (iv) 5,484 and (v) 457 respective deposit shares and (i) 2,484, (ii) 751, (iii) 242, (iv) 2,741 and (v) 228 respective award shares on deposit under the plan. These amounts do not include the 922 shares (including award shares) no longer under deposit or subject to restrictions as of December 26, 2006, of which Mr. Johnson and Ms. Bernstein respectively had (i) 410 and (ii) 205 respective deposit shares and (i) 205 and (ii) 102 respective award shares.

EMPLOYMENT, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL AGREEMENTS

     On November 2, 2003, we entered into an employment agreement with Mr. Noglows to become our Chairman, President and Chief Executive Officer. This employment agreement is available as Exhibit 10.38 to our Form 10-Q filed on February 12, 2004. Pursuant to this employment agreement, among other terms, we agreed to pay Mr. Noglows an annual base salary of $450,000 and a cash bonus for fiscal year 2004 that would not be less than $160,000, following the end of fiscal year 2004. Additionally, we granted Mr. Noglows an option to purchase 250,000 shares of our common stock with an exercise price of $55.37, vesting in four equal annual installments on each subsequent anniversary of November 3, 2003, and an expiration of November 3, 2013 (As described in greater detail above, to address certain new accounting rules, on September 27, 2004, the compensation committee accelerated the vesting to September 1, 2005 of all options granted previously to all employees, including executive officers and directors, with an option price of greater than $34.65, which action accelerated the vesting to September 1, 2005 of 187,500 of the options subject to this grant to Mr. Noglows). We also agreed to provide Mr. Noglows with certain relocation and other reimbursements, to allow Mr. Noglows to utilize first-class air travel while he is employed by us, and if we terminate his employment without cause or Mr. Noglows terminates his employment because we breached the terms of this agreement, to pay Mr. Noglows one year's base salary over the one year period following such termination and to allow any options that would vest during such period to vest during such time. Aside from the requirements set forth in the employment agreement, there are no other material conditions to receipt by Mr. Noglows of these termination benefits, although Mr. Noglows still would be subject to the terms of our standard confidentiality, intellectual property and non-competition agreement, which he entered into when he joined our company, and of the relevant stock option grant agreements. The amount and terms of this severance arrangement was determined by our compensation committee, in consultation with its compensation consultant, and included consideration of market practices for similar arrangements for other chief executive officers of comparable companies. Assuming on September 30, 2006 we terminated Mr. Noglows' employment without cause or Mr. Noglows terminated his agreement because we breached its terms, the estimated value of Mr. Noglows' severance pursuant to his employment agreement package would be $520,000, which is his annual base salary; on September 30, 2006, the closing price of our stock was $28.82, which was below the exercise price of all of Mr. Noglows' options that were scheduled to vest during the following twelve months.

     In addition to our agreement with Mr. Noglows, we have entered into an employment agreement with Clifford L. Spiro, our Vice President of Research and Development, under which we would be obligated to pay him one year's base salary over the one year period following such termination if we terminate his employment without cause. This employment agreement is available as Exhibit
10.39 to our Form 10-Q filed February 12, 2004. The amount and terms of this severance arrangement was determined by our compensation committee, in consultation with its compensation consultant, and included consideration of market practices for similar arrangements for other similarly-situated individuals. Aside from the requirements set forth in his employment agreement, there are no other material conditions to receipt by Dr. Spiro of the one year's base salary, although Dr. Spiro still would be subject to the terms of our standard confidentiality, intellectual property and non-competition agreement, which he entered into when he joined our company. Assuming on September 30, 2006 we terminated Dr. Spiro's employment without cause, the estimated value of Dr. Spiro's severance would be $280,000. We have not entered into any employment or termination of employment agreements with any of our other named executive officers or other executive officers, with the exception of a standard employment agreement as prescribed by French law for our one executive officer in France.

     We have entered into Change in Control Severance Protection Agreements ("change in control agreements") with each of the named executive officers, our other executive officers, and certain key employees of our company, because we believe such agreements are valuable aspects in enabling a smooth transition and providing continuity of management in the event of a change in control of our company. The form of change in control agreements is available as Exhibit 10.23 to our Form 10-K filed on December 28, 2000. Under the change in control agreements, each executive officer, including the named executive officers, whose employment with us terminates (including an executive's voluntary termination of employment for either "good reason", as defined in the agreement, or during the thirty-day period commencing on the first anniversary of a "change in control"), other than for cause, disability, death, or certain other specified reasons, within two years (in the case of Mr. Johnson, Ms. Bernstein, Dr. Spiro and Mr. Weisman) or three years (in the case of Mr. Noglows) after a "change in control" of our company (as such term is defined in the agreements), is entitled to a severance benefit. The severance benefit includes:

     - accrued and unpaid compensation including: base salary, reimbursement for reasonable and necessary expenses incurred by the executive on our behalf through the date of termination, vacation pay and bonuses and incentive compensation;

     - a pro-rated bonus (based on the target bonus amount for the fiscal year in which the change in control or termination occurs or the highest bonus paid to the executive in the three fiscal years preceding the fiscal year in which change in control occurs, whichever is higher);

     - two times (in the case of Mr. Johnson, Ms. Bernstein, Dr. Spiro and Mr. Weisman) or three times (in the case of Mr. Noglows), the executive's annual cash compensation (salary plus bonus plus an amount equal to the contributions made or credited by us under all employee retirement plans for the benefit of the executive for the most recently completed plan year of each such plan (e.g., the 401(k) Plan and Supplemental Plan)), payable in a lump sum;

     - health and welfare benefits (consistent with health and welfare benefits available to all employees for which they had been eligible prior to their termination) for 24 months (in the case of Mr. Johnson, Ms. Bernstein, Dr. Spiro and Mr. Weisman) or 36 months (in the case of Mr. Noglows) following the executive's termination date;

     - payment or reimbursement for the costs, fees and expense of outplacement assistance services, up to a maximum of fifteen percent of the executive's annual base salary; and

     - a full "gross-up payment" of any and all excise taxes assessed on amounts received under the change in control agreements, as well as all other taxes that may become due as a result of the gross-up payment.

     We also have similar change in control severance protection agreements providing for two times severance benefits in place with our other executive officers (with the exception of our Principal Accounting Officer, Thomas S. Roman, whose agreement provides for one time severance benefits). Under the change in control agreements, all amounts accrued or awarded to the executive officers under any incentive compensation or benefit plan, including options and restricted stock awarded under the 2000 Equity Incentive Plan, will immediately vest on each executive's respective termination date.

     Our board of directors and compensation committee determined the terms and conditions of the change in control severance protection agreements, including the severance benefit payable, and the triggering events for the payment of such severance benefit, pursuant to such agreement, in consultation with their compensation consultants and our financial and other advisors, and considered external practices at similarly situated companies regarding change in control arrangements.

STANDARD EMPLOYEE BENEFITS

     We have adopted various employee benefit plans and arrangements for the purpose of providing compensation and employee benefits to our employees, including our executive officers. In general, the same terms apply to all of our employees, including our executive officers. These plans and arrangements include an equity incentive plan, an employee stock purchase plan, the 401(k) Plan, and Supplemental Plan.

CEO COMPENSATION SUMMARY TABLE

     The following table sets forth components, and the total value, of certain compensation earned by Mr. Noglows, our Chief Executive Officer, in fiscal years 2006 and 2005, based on amounts that are included in the Summary Compensation Table, the Option Grants in Last Fiscal Year table or otherwise described in this Proxy Statement. Amounts ultimately realized by Mr. Noglows will depend on a variety of factors, including the length of his employment with us in relation to the vesting schedules of his stock options and restricted stock and the price of our common stock in the future, and may be substantially different from the values shown below.


COMPONENT                                             FISCAL YEAR 2006       FISCAL YEAR 2005
---------                                           --------------------   --------------------


Base Salary.......................................              $515,000               $487,500
Annual Incentive/Cash Bonus Amount Earned.........              $367,400               $275,000
Stock Options(1)
  Number granted..................................               125,000                250,000
  Exercise price..................................                $30.51                 $37.78
                                                          Equally over 4         Equally over 4
  Vesting.........................................                 years                  years
  Expiration......................................      December 9, 2015      December 10, 2014
  Grant date present value........................            $2,223,563(2)          $5,698,075(3)
Restricted Stock(4)(5)
  Number granted..................................                   427                  1,296
  Vesting.........................................     December 21, 2008      December 22, 2007
  Grant date present value........................               $12,490                $49,974
Performance Shares................................                  None                   None
Deferred Compensation
  Tax-qualified 401(k) savings plan contributions
     (as applicable to all employees).............               $19,661                $18,900
  Accruals under our non-qualified supplemental
     savings plan (as applicable to all
     employees)...................................               $22,804                $28,100
Supplemental Retirement Benefit...................                  None                   None
Executive Perquisites
  Basic life insurance and accidental death and
     dismemberment insurance coverage (as
     applicable to all employees).................                  $616                   $616
  Airline club membership fees....................                  $300                   $250
  Business eating club membership fees............                $4,200                 $4,130
  Financial planning fees.........................               $10,000                 $9,165
  Insurance Demutualization.......................                  $103                    n/a
Severance
  Estimated payout amounts for cash, equity and
     benefits under termination for cause.........                  None                   None
  Estimated payout amounts for cash, equity and
     benefits under termination without cause not
     involving a change in control (6)(7).........              $520,000               $500,000
Post Retirement Package not involving a change in
  control.........................................                  None                   None
Estimated total of base salary, annual cash bonus,
  grant date present value of stock options and
  restricted stock, deferred compensation, and
  executive perquisites...........................            $3,176,137             $6,571,710


--------------

   (1) This table does not include 57,500 options granted to Mr. Noglows on December 1, 2006 as part of our annual equity incentive award program, with an exercise price of $31.57, vesting equally over 4 years, expiring on December 1, 2016, and with a grant date present value of $1,042,119, estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 52%; risk free rate of return: 4.4%; annualized dividend yield: 0.0%; and expected time until exercise: 6.76 years.

   (2) Estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 56%; risk free rate of return: 4.5%; annualized dividend yield: 0.0%; and expected time until exercise: 6.25 years.

   (3) Estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 70%; risk free rate of return: 3.5%; annualized dividend yield: 0.0%; and expected time until exercise: 5.0 years.

   (4) Includes award share grants equal to 50% of the shares purchased and deposited by Mr. Noglows under our Executive Officer Deposit Share Plan, which is applicable to all participating executives. Vesting occurs only if underlying deposit shares remain on deposit until the third anniversary of the date of the deposit. The grant date present value is estimated using the closing price of our common stock as of December 22, 2004 of $38.56 per share and as of December 21, 2005 of $29.25. These amounts do not include an award share grant to Mr. Noglows for 761 shares made on December 13, 2006 pursuant to our Executive Officer Deposit Share Plan that vests on December 13, 2009, assuming the underlying deposit shares have remained on deposit until such time.

   (5) These amounts also do not include 19,200 restricted shares granted to Mr. Noglows on December 1, 2006, as part of our annual equity incentive award program, with a grant date present value (fair market value) of $606,144 based on the closing price of our stock on the December 1, 2006 award date of $31.57 per share, the restrictions on which lapse in equal increments upon each anniversary over four years. Prior to this fiscal year 2007 restricted stock award made as part of our annual equity incentive award program, our compensation committee had awarded only non-qualified stock option grants pursuant to our annual grant program. As permitted by the 2000 Equity Incentive Plan, on December 1, 2006, our compensation committee decided to award a blend of non-qualified stock option grants and restricted stock awards (restricted stock units for our non-United States employees) to all employees who were receiving awards on December 1, 2006, including the named executive officers and other executive officers, according to approximately a three-to-one ratio of non-qualified stock options granted to restricted stock awarded. Our compensation committee made this decision primarily to address the financial impact of the expensing of equity-based compensation now required pursuant to a new accounting standard issued by the Financial Accounting Standards Board that became applicable to us as of October 1, 2005, as well as to more competitively balance the types of equity incentives being awarded to our employees pursuant to the 2000 Equity Incentive Plan.

   (6) Upon termination without cause not involving a change in control, Mr. Noglows is entitled to one year's base salary and the continued vesting of his options according to pre-existing vesting schedules during the one-year period after termination.

   (7) This table does not include a description of the Change in Control Severance Protection Agreement between Mr. Noglows and us described elsewhere in this Proxy Statement. See "EXECUTIVE COMPENSATION -- Employment, Termination of Employment, and Change in Control Agreements."

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

     General. Our executive compensation program is administered by the compensation committee of our board of directors, which is composed solely of independent directors. The compensation committee operates under a written charter that addresses compensation matters, a current copy of which is available on our website at www.cabotcmp.com. The compensation committee reviews and reassesses the adequacy of the compensation committee charter on an annual basis. The compensation committee is responsible for determining the level of compensation paid to our chairman, president and chief executive officer and our other executive officers, and determining awards under and administering the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, as amended and restated September 26, 2006 ("2000 Equity Incentive Plan"). The compensation committee is also responsible for reviewing and establishing all other executive compensation plans that we may adopt from time to time.

     During and for fiscal year 2006, the compensation committee made all decisions pertaining to the compensation of our Chairman, President and Chief Executive Officer, Mr. William P. Noglows, our named executive officers and our other executive officers. The compensation committee also reviewed and approved the methodology used for compensation of our general employee population. The compensation committee, which was established in April 2000 concurrent with the completion of our IPO, has made all decisions pertaining to the compensation of our executive officers since its creation.

     Compensation Policy and Overall Objectives. In determining the amount and composition of executive compensation, the committee's goal is to provide compensation that will enable us to attract and retain talented executives, align compensation with business objectives and performance, and link the interests of our executive officers to the interests of our stockholders. In general, executive officers, including our Chairman, President and Chief Executive Officer, are eligible for, and participate in, our compensation and benefits programs according to the same general terms as those available to all of our employees. For example, the terms and conditions of our annual equity incentive awards under the 2000 Equity Incentive Plan, which traditionally have consisted of grants of non-qualified stock options but as of our fiscal year 2007 awards that were made on December 1, 2006 now consist of a blend of awards of non-qualified stock options and restricted stock awards, are the same for our executive officers as they are for our employees. Similarly, the health and welfare benefit programs are the same for all of our employees, including our executive officers; executive officers participate in the same 401(k) Plan and Supplemental Plan, according to the same terms, as all of our employees. Aside from the change-in-control severance protection agreements with our named executive officers and other executive officers, and employment agreements with Mr. Noglows and Dr. Spiro, all of which are described in greater detail in the "Executive Compensation" section above, we do not have post-termination of service agreements with our other executive officers.

     The compensation committee believes that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a stable, successful management team. Our market for compensation comparison purposes is comprised of a group of companies that develop, manufacture, supply or use semiconductor products and processes, as well as companies that have similar sales volumes, market capitalizations, employment levels and geographic presence. In evaluating this comparison group for compensation purposes, the compensation committee, in consultation with outside advisors hired by the committee (currently W.T. Haigh and Associates), exercises its discretion and makes its judgment after considering all relevant factors.

     The key elements of our executive compensation program are base salary, annual cash bonuses and long-term equity incentives. Each of these is addressed separately below. In determining initial compensation for executive officers, the compensation committee considers all elements of an executive officer's total compensation package in comparison to current market practices, including change in control arrangements, ability to participate in savings plans and other benefits. On at least an annual basis, the compensation committee considers the base salary, annual cash bonus, and long-term equity incentive elements, and balance among each of these elements, of each executive officer's overall compensation.

     Base Salaries. The compensation committee regularly reviews each executive officer's base salary. Base salaries for executive officers are initially determined by evaluating the executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices, with particular reference to the comparison group of companies. Increases to base salaries are driven primarily by performance, and evaluated based on sustained levels of contribution to the company in the context of its performance-based management process. In the past several years, depending on the level of performance of the company and each executive officer, this generally has meant base salaries in the 50th to 75th percentile of the salary ranges of similarly positioned executive officers in the comparison group of companies.

     The factors impacting base salary levels are not assigned specific weights. Rather, the compensation committee reviews all of the factors and makes base pay determinations that reflect the compensation committee's analysis of the aggregate impact of these factors.

     Annual Cash Bonuses. All of the company's employees are eligible to participate in the company's cash bonus program, with executive officer bonuses, if any, determined by the compensation committee. The compensation committee believes that a cash bonus program allows us to communicate specific goals that are of primary importance during each year and motivates executives to achieve these goals.

     Each year, the compensation committee and board of directors establish specific performance goals in accordance with the performance-based management process, the achievement of which determines the funding of the bonus pool, which is approved by the committee for all employees, including executive officers. In turn, the size of the bonus pool determines the amount of the relative awards to participants. Accordingly, executive officers' opportunities to earn bonuses correspond to the degree to which the pre-established goals are achieved.

     Actual payouts for cash bonus awards are determined by the level of performance of the company and each executive officer, and may be higher or lower than the established target level depending upon performance relative to the pre-established goals. The compensation committee, in consultation with its outside advisors, has established bonus award targets for each executive officer by evaluating factors such as external pay practices, with particular reference to the comparison group of companies. In the past several years this generally has meant a bonus award target for our executives in the 50th to 75th percentile of the bonus range of similarly positioned executives in the comparison group of companies.

     In December, 2005, the board of directors and compensation committee established the performance goals upon which annual cash bonus awards for services rendered in fiscal year 2006 by our Chairman, President and Chief Executive Officer, our other named executive officers, our other executive officers, and all employees would be based. Upon completion of the fiscal year, the compensation committee, using its discretion, evaluated the performance of our executive officers in light of the pre-established performance goals and the levels of attainment of the indicated goals by the company, as well as the attainment of individual performance objectives, by each executive officer, and determined the amount of the bonus award to be paid to each such executive. The performance goals for fiscal year 2006 established by the compensation committee for these executives included: financial goals that included earnings per share, gross margin as a percentage of revenue, and various growth objectives; certain productivity, quality and customer satisfaction goals; research and development goals that included development, introduction, performance and advancement of certain products and applications; and, certain new business initiatives.

     In November, 2006, the board of directors and the compensation committee approved the performance goals upon which cash bonus awards that may be paid to our executive officers and other employees under our cash bonus program for fiscal year 2007 are intended to be based. The performance goals for fiscal year 2007 are: financial goals that include earnings per share, gross margin as a percentage of revenue, and various revenue objectives; certain productivity, quality and customer satisfaction goals; product development and commercialization goals; various growth objectives; and certain organizational goals. Any cash bonus award amounts pursuant to the cash bonus program will be determined for each participant based on levels of attainment of the indicated goals by the company, as well as the attainment of individual performance objectives, as assessed by the compensation committee, using its discretion.

     Long-Term Equity Incentives. Long-term equity incentives are provided to executive officers pursuant to the 2000 Equity Incentive Plan. The compensation committee believes that equity-based compensation is an essential element in our overall compensation scheme. Equity-based compensation is emphasized in the design of our executive compensation program because it involves at-risk components of pay which directly link executives' interests with those of our stockholders. The compensation committee, in consultation with its outside advisors, evaluates the balance of equity-based compensation with the base salary and cash bonus elements of cash compensation by considering factors such as external pay practices, with particular reference to the comparison group of companies, the ability to achieve a desired balance between cash and equity-based compensation, and the financial impact to our company of providing various kinds and amounts of equity-based compensation to our employees, including executive officers.

     Initial or "new-hire" options and restricted stock may be awarded to executive officers when they join the company. Thereafter, options and restricted stock may be awarded to each executive officer annually and from time to time based on performance. To enhance retention, options and restricted stock awarded to executive officers, as with awards to all other employees, are subject to vesting restrictions that generally lapse over a four-year period. In addition to all other forms of equity-based compensation and non-equity-based compensation, stock option grants to executive officers, whether "new hire", occasional, or pursuant to our annual incentive program, may only be made upon specific approval by the compensation committee. Our stock option grant practice consistently has been that the exercise price for stock option grants for all of our stock option grants, including those to our executive officers, is the fair market value, as represented by the closing price, of our stock on the stock option grant date, as approved by the compensation committee. For "new hire" grants, the grant date is the first day of employment for the grant recipient; for grants made pursuant to our annual grant program or otherwise, the latter of which has not occurred for any of our executive officers, the grant date is the date of approval by the compensation committee or a subsequent date set by the committee in its approval. For our annual grant program, our practice for the past five annual cycles has been that the one grant date for grants made to all employees, including our executive officers, occurs within the week of the compensation committee's meeting (usually late November or early December) to consider and decide upon performance and compensation-related matters for our employees, including specific evaluation and decision regarding each of our executive officers, such as annual bonuses, salary increases, and equity-based incentive awards following the close of our fiscal year on September 30. It is not our practice to set a stock option's grant date as a date prior to the date of approval, or approved, for a grant. In addition, it is not our practice to make stock option grants while we are in possession, or in coordination with the release, of material non-public information regarding our company. To our knowledge, we have followed our stock option grant practices throughout our history as a publicly-traded company. While we do not have any current plans to change our stock option grant practices, circumstances may arise such that we might decide it is in the best interests of our business to do so in the future.

     Prior to our fiscal year 2007 awards and grants that the compensation committee made on December 1, 2006, as part of our annual equity incentive award program, our compensation committee had awarded only non-qualified stock option grants pursuant to our annual grant program. As permitted by the 2000 Equity Incentive Plan, on December 1, 2006, our compensation committee decided to award a blend of non-qualified stock option grants and restricted stock awards (restricted stock units for our non-United States employees) to all employees who were receiving awards on December 1, 2006, including the named executive officers and other executive officers, according to approximately a three-to-one ratio of non-qualified stock options granted to restricted stock awarded. Our compensation committee made this decision primarily to address the financial impact of the expensing of equity-based compensation now required pursuant to a new accounting standard issued by the Financial Accounting Standards Board that became applicable to us as of October 1, 2005, as well as to more competitively balance the types of equity incentives being awarded to our employees pursuant to the 2000 Equity Incentive Plan.

     When determining awards under the 2000 Equity Incentive Plan, the compensation committee considers the company's and individual's performance in the prior year, the executive officers' levels of responsibility, prior experience and years of service, historical award data and compensation practices at the comparison group of companies. In determining award sizes, the compensation committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis. In general, the compensation committee has not considered any actual amounts that may have been realized from prior equity-based compensation awards in awarding subsequent equity-based compensation, or other elements of compensation. However, in considering awards under the 2000 Equity Incentive Plan to our employees, including executive officers, the compensation committee does consider whether equity-based awards that previously may have been made to them continue to fulfill the purposes of motivation and retention.

     Our executive officers are also eligible to participate in the Executive Officer Deposit Share Plan. See "EXECUTIVE COMPENSATION -- Executive Officer Deposit Share Plan," above. While all of our executive officers have equity ownership in our company through participation in various equity-based programs such as our Employee Stock Purchase Program, Executive Officer Deposit Share Plan, and our annual equity incentive award program, we do not currently have equity-ownership requirements or guidelines for our executive officers.

     CEO Compensation. When Mr. Noglows joined our company in fiscal year 2004, the compensation committee, in consultation with outside advisors hired by the committee, used the executive compensation practices described above to determine the terms of Mr. Noglows' employment offer and initial compensation, comprised of base salary, cash bonus and equity-based compensation elements, which are part of Mr. Noglows' employment agreement with our company, as described in greater detail in the section entitled "Executive Compensation" above. As part of the agreement and his joining the company, Mr. Noglows also entered into a change-in-control severance protection agreement and became eligible for the reimbursement of certain relocation and other expenses, all of which are described in greater detail in the section entitled "Executive Compensation" above.

     Upon completion of fiscal year 2006, the compensation committee, in consultation with outside advisors hired by the committee, used the executive compensation practices described above, including the performance goals established by the committee, to determine Mr. Noglows' compensation, composed of a cash bonus for fiscal year 2006, and a non-qualified stock option grant and restricted stock award in December 2006 as part of the annual grant cycle for which all employees were eligible. In addition, in setting both the cash-based and equity-based elements of Mr. Noglows' compensation, the compensation committee made an overall assessment of Mr. Noglows' leadership in achieving the company's long-term and short-term strategic, operational and business goals. In addition to these factors, Mr. Noglows' bonus award for fiscal year 2006 of $367,400, which was $92,400 more than the bonus award that he earned for fiscal year 2005 but $57,600 less than the bonus award that he earned for fiscal year 2004, reflected the company's performance against certain financial and other objectives in fiscal year 2006, and the aspects of the overall pre-established goals for fiscal year 2006 that were met, as assessed by the compensation committee, using its discretion. Based upon all of these criteria, which included the compensation committee's assessment of the company's and Mr. Noglows' generally improved performance in various respects in fiscal year 2006 as compared with fiscal year 2005, the compensation committee awarded Mr. Noglows $367,400 as a cash bonus for fiscal year 2006, which together with his $520,000 annual base salary effective as of January 1, 2006 ($515,000 paid during fiscal year 2006), resulted in total cash compensation to Mr. Noglows for fiscal year 2006 of $882,400; this was $119,900 more than the $762,500 in total cash compensation that Mr. Noglows received for fiscal year 2005. The committee decided to retain Mr. Noglows' base salary at $520,000, consistent with its decision to retain the base salaries of the other named executive officers (with the exception of Mr. Weisman, who received a base salary increase of $15,000 due to expanded responsibilities he assumed in September 2006), as well as most of the other executive officers at their fiscal year 2006 levels. In addition, on December 1, 2006, the compensation committee awarded Mr. Noglows equity-based compensation in the form of: (i) non-qualified stock options to purchase an aggregate of 57,500 shares of the company's common stock that vest in equal increments upon each anniversary over four years and have a term of ten years that expires December 1, 2016, at an exercise price of $31.57, which was the closing price of our stock on the grant date; and (ii) 19,200 shares of restricted stock with a fair market value based on the closing price of our stock on the award date of $31.57 per share that lapse in equal increments upon each anniversary over four years. Aside from the number of options granted and restricted stock awarded, the terms and conditions of this option grant and restricted stock award are the same as those for grants and awards made to our other employees, including those that provide that any options that are not vested and restricted stock on which restrictions have not lapsed at the time of termination of employment are forfeited.

     The compensation committee and the board of directors reviews on a periodic basis the hypothetical costs to the company of Mr. Noglows' change-in-control severance protection agreement, and those of the company's other executive officers and key employees who have such agreements.

     Internal Revenue Code Section 162(m). As one of the factors in its review of compensation matters, the committee considers the anticipated tax treatment to our company and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the compensation committee's control also affect the deductibility of compensation. For these and other reasons, the compensation committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. At our annual meeting of stockholders held in March 2004, our 2000 Equity Incentive Plan was submitted to our stockholders for approval, and our stockholders approved the plan. The 2000 Equity Incentive Plan's predecessor plan, the Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, previously had been approved by our stockholders in March 2001. The 2000 Equity Incentive Plan is intended to qualify certain compensation awarded under that plan for tax deductibility under Section 162(m).

     Respectfully submitted by the compensation committee,

                               Robert J. Birgeneau
                          H. Laurance Fuller, Chairman
                                Edward J. Mooney
                                 Albert Y.C. Yu

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification

     Our bylaws and our certificate of incorporation require us to indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We have entered into indemnification agreements with all of our directors and executive officers in which we confirm that we will provide to them the indemnification rights provided for in our by-laws and agree to maintain directors' and officers' liability insurance on their behalf.

                                PERFORMANCE GRAPH

     The following graph illustrates the cumulative total stockholder return on our common stock during the period from September 30, 2001 through September 30, 2006 and compares it with the cumulative total return on the NASDAQ Composite Index and the Philadelphia Semiconductor Index. The comparison assumes $100 was invested on September 30, 2001 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The performance shown is not necessarily indicative of future performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG CABOT MICROELECTRONICS CORPORATION,
                           THE NASDAQ COMPOSITE INDEX
                    AND THE PHILADELPHIA SEMICONDUCTOR INDEX

                                      graph



                                                                   CUMULATIVE TOTAL RETURNS
                                ---------------------------------------------------------------------------------------------
                                 9/01     12/01    3/02     6/02     9/02   12/02    3/03    6/03     9/03     12/03    3/04
                                ------   ------   ------   ------   -----   -----   -----   ------   ------   ------   ------

Cabot Microelectronics
  Corporation................   100.00   164.04   140.03    89.34   77.09   97.70   86.81   104.39   115.15   101.43    87.21
Nasdaq Composite.............   100.00   130.28   124.99   101.18   80.97   90.93   89.45   108.33   120.85   135.75   137.05
Philadelphia Semiconductor...   100.00   150.15   162.29   104.13   66.35   76.40   78.67    98.25   123.13   143.32   132.40




                                                                  CUMULATIVE TOTAL RETURNS
                                  ---------------------------------------------------------------------------------------
                                   6/04     9/04     12/04    3/05     6/05     9/05     12/05    3/06     6/06     9/06
                                  ------   ------   ------   ------   ------   ------   ------   ------   ------   ------

Cabot Microelectronics
  Corporation..................    63.36    75.04    82.94    64.96    60.01    60.82    60.63    76.80    62.74    59.66
Nasdaq Composite...............   140.47   131.16   149.73   138.33   141.91   150.08   154.38   164.65   153.40   159.80
Philadelphia Semiconductor.....   129.07   101.33   116.04   113.56   121.76   126.98   130.37   123.58   115.30   122.22


--------

* $100 invested on 9/30/01 in stock or index -- including reinvestment of dividends.
     Fiscal year ending September 30.

                       2008 ANNUAL MEETING OF STOCKHOLDERS

     The 2008 annual meeting of stockholders is presently scheduled to be held on Tuesday, March 4, 2008. Any proposals of stockholders intended for inclusion in the proxy statement for our 2008 annual meeting of stockholders must be received by the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504, by Tuesday September 25, 2007. If a stockholder of the company intends to present a proposal at the 2008 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our by-laws. Those provisions require that such proposal must be received by our Secretary at 870 North Commons Drive, Aurora, Illinois 60504, not earlier than Wednesday, November 7, 2007 and not later than Friday, December 7, 2007. Subject to certain exceptions set forth in our by-laws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

                        "HOUSEHOLDING" OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means additional convenience for stockholders and cost savings for companies.

     A number of brokers with accountholders who are stockholders will be "householding" our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise.

     Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries.

                   VOTING THROUGH THE INTERNET OR BY TELEPHONE

     Our stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Those of our stockholders with shares registered directly with Computershare, our transfer agent, may vote telephonically by calling Computershare at (877) 779-8683, or may vote through the Internet at the following address on the World Wide Web:

     www.eproxyvote.com/ccmp

CABOT MICROELECTRONICS LOGO

                                                                      APPENDIX A

                       CABOT MICROELECTRONICS CORPORATION

                             AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Cabot Microelectronics Corporation (the "Company") is to oversee the Company's accounting and financial reporting processes and the audit of its financial statements. The Committee is responsible for overseeing the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's independent public accountants responsible for the annual audit and quarterly reviews of the Company's financial statements ("independent auditor"). In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the independent auditor, the senior and financial management of the Company, and with any employees of the Company or other individuals who desire to bring accounting, internal accounting controls, auditing, or other matters to the Committee's attention.

     In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the independent auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by officers of employees or by outside experts such as the independent auditor.

MEMBERSHIP

     The Committee shall consist of at least three members of the Board. The members shall be appointed by action of the Board, upon recommendation of the Nominating and Corporate Governance Committee, and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" and other requirements of relevant law, including rules adopted by the Securities and Exchange Commission ("SEC"), and the NASDAQ Stock Market LLC ("NASDAQ"). At least one member of the Committee shall satisfy the "financial expert" requirements of relevant law, including rules adopted by the SEC, and NASDAQ. Each member of the Committee shall be able to read and understand financial statements at the time of his or her appointment.

COMMITTEE ORGANIZATION AND PROCEDURES

     1. The Chair of the Committee shall be appointed by the Board by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so. Members of the Committee may participate telephonically in any meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

     3. The Committee shall meet as frequently as the Committee in its discretion deems desirable.

     4. The Committee may, in its discretion, include in its meetings members of the Company's management, representatives of the independent auditor, outside counsel, the director of internal audit and other personnel employed or retained by the Company, the Board or the Committee. The Committee shall meet periodically and as it deems appropriate with the independent auditor or the director of internal audit, outside counsel or other advisors in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence, and also shall meet periodically and as it deems appropriate in separate executive sessions with the Company's management.

     5. The Committee may, in its discretion, retain and utilize the services of the Company's regular corporate legal counsel with respect to legal matters or its other advisors with respect to other matters or, at its discretion, retain other legal counsel or other advisors if it determines that such counsel or advice is necessary or appropriate under the circumstances.

     6. The Committee shall have its own funding from the Company to pay for the services of the Company's independent auditors and any legal counsel or other advisors that are retained by the Committee.

     7. The Secretary and General Counsel of the Company shall serve as Secretary of the Committee.

RESPONSIBILITIES

  Independent Auditor

     8. The Committee has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company's independent auditor, as well as for resolving any disagreements between the independent auditors and management. The Committee shall only retain as independent auditor a firm, including representatives of the firm responsible for the Company's audit, that meets the requirements of relevant law, the Public Accounting Oversight Board, the SEC and NASDAQ. The independent auditor shall be ultimately accountable to the Committee for all matters, including the audit of the Company's annual financial statements and related services. The Committee shall select, appoint and periodically evaluate the performance of the independent auditor and, if necessary, replace the independent auditor. At the discretion of the Committee or to the extent required by relevant law, NASDAQ or the SEC, the Committee shall recommend to the Board the nomination of the independent auditor for stockholder approval at any meeting of stockholders.

     9. The Committee shall pre-approve the fees to be paid to the independent auditor and any other terms of the engagement of the independent auditor for any and all services (whether auditing services, audit-related services, internal control-related services, tax services or permitted other (non-audit) services), to be provided by the independent auditor, in advance of such services being provided. The Committee may delegate such pre-approval of services to the Committee Chair, and the Committee Chair shall provide subsequent notification to the Committee of any such pre-approval at the next scheduled meeting of the Committee.

     10. The Committee shall receive from the independent auditor and review, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take any appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

  Annual Audit

     11. The Committee shall meet with the independent auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     12. The Committee shall review and discuss the audited financial statements with the management of the Company.

     13. The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transaction reflected in the audited financial statements;
(ii) the effect of significant and critical accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the independent auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

     14. The Committee shall, based on the review and discussions in paragraphs 11, 12, and 13 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the independent auditor regarding such independence in paragraph 10 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

     15. The Committee shall review and discuss with management, including the director of internal audit and, at its discretion, any provider of internal audit services, and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Review

     16. The independent auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the SEC, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the independent auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

  Internal Controls

     17. The Committee shall discuss with the independent auditor and the director of internal audit, as well as management, at least quarterly, the adequacy and effectiveness of the accounting, financial and internal controls of the Company, and consider any recommendations for improvement of such internal control procedures.

     18. The Committee shall be provided, and discuss with, the independent auditor and with management any material written communications between the independent auditor and management, including any summary of aggregated deficiencies or management letter provided by the independent auditor (or other auditor) and any other significant matters brought to the attention of the Committee by the independent auditor (or other auditor) as a result of its annual or other audit. The Committee should allow management adequate time to consider any such matters raised by the independent auditor (or other auditor).

     19. The Committee shall meet with the Company's Chief Executive Officer, Chief Financial Officer, and other Company management as appropriate and as required by relevant law, including rules adopted by the SEC and NASDAQ, on a regular basis to discuss the Company's internal controls structure and procedures and status, and disclosure controls and procedures and status.

  Internal Audit

     20. The Committee shall review and preapprove the selection of the Company's director of internal audit, and any termination of employment of such person. The Committee shall be notified in advance of, and at its discretion review and preapprove, the selection of any other provider of internal audit services. The Chair may represent the entire Committee for purposes of these matters.

     21. The Committee shall discuss at least quarterly with the director of internal audit and, at its discretion other provider(s) of internal audit services (if any), the activities and organizational structure of the Company's internal audit function and the qualification of the primary personnel performing such function.

     22. Management shall furnish to the Committee Chairman a copy of each internal audit report, and provide summaries thereof to the Committee, to whom it shall furnish a copy of each internal audit report if so requested by the Committee or any of its members.

     23. The Committee shall, at its discretion, meet with the director of internal audit and other provider(s) of internal audit services (if any) to discuss any reports or any other matters brought to the attention of the Committee by the director of internal audit or other provider(s) of internal audit services (if any).

     24. The director of internal audit and other provider(s) of internal audit services (if any) shall be granted unfettered access to the Committee.

  Other Responsibilities

     25. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

     26. The Committee shall review and assess the Committee's fulfillment of its responsibilities pursuant to the Committee's charter at least annually and submit its conclusions in this regard to the Board for its consideration.

     27. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the SEC.

     28. The Committee shall establish procedures in compliance with requirements of relevant law, including rules adopted by the SEC, and NASDAQ, for addressing matters and complaints brought to the Committee's attention by employees of the Company or other individuals regarding accounting, internal accounting controls, auditing, or other matters, and shall ensure that such complaints brought by employees are treated confidentially and anonymously to the extent required by law.

     29. The Committee shall be responsible for receiving, dealing with, and responding to legal compliance reports relating to actual or alleged material violations of the securities laws, material breaches of fiduciary duties, or similar material violations.

     30. The Committee shall review and approve any related party transaction in advance of the Company's entering into any such related party transaction, and shall subsequently inform the Board of any such approval.

     The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least following its regularly scheduled meetings, to the full Board regarding the Committee's actions and recommendations, if any.

CABOT MICROELECTRONICS LOGO

                                                                      APPENDIX B

                       CABOT MICROELECTRONICS CORPORATION

         AUDIT COMMITTEE PRE-APPROVAL POLICY FOR SERVICES TO BE PROVIDED
                             BY INDEPENDENT AUDITOR

     The Audit Committee (the "Committee") of Cabot Microelectronics Corporation (the "Corporation") has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company's independent auditor, as well as for resolving any disagreements between the independent auditors and management. Pursuant to the Committee's Charter, the Committee is required to pre-approve the audit and non-audit services performed by the Corporation's independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Each type of service provided by the independent auditor will require specific pre-approval at a particular fee level by the Committee.

     The Committee, through the Controller of the Corporation or another designated individual, will maintain a list of the Audit, Audit-related, Tax and All Other services that have been pre-approved by the Committee as of the particular date of the relevant list (the "List"), and will revise the list periodically, based on subsequent determinations of the Committee. The term of any pre-approval is twelve (12) months from the date of pre-approval, unless the Committee specifically provides for a different period.

I.  DELEGATION

     The Committee has delegated pre-approval authority to the Chairman of the Committee, and may delegate such pre-approval authority to others members of the Committee. The Chairman will report any pre-approval decisions to the Committee no later than at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.  AUDIT SERVICES

     The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Committee. The Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters.

     In addition to the annual Audit services engagement approved by the Committee, the Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide and such Audit services will be placed on the List. All other Audit services not on the List must be separately pre-approved by the Committee.

III.  AUDIT-RELATED SERVICES

     Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's financial statements and that are traditionally performed by the independent auditor. The Committee believes that the provision of Audit-related services does not impair the independence of the auditor. The List will contain the pre-approved Audit-related services. All other Audit-related services not on the List, and all internal control-related services, must be separately pre-approved by the Committee.

IV.  TAX SERVICES

     The Committee believes that the independent auditor can provide Tax services to the Corporation such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The List will contain those Tax services that the Committee has pre-approved. All other Tax services not on the List must be separately pre-approved by the Committee.

V.  ALL OTHER SERVICES

     The Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The List will contain All Other services that the Committee has pre-approved. Permissible All Other services not on the List must be separately pre-approved by the Committee.

     A list of the Security and Exchange Commission's (SEC's) prohibited non-audit services is attached to this policy as Exhibit 1. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VI.  PRE-APPROVAL FEE LEVELS

     At the time of pre-approval of services to be provided by the independent auditor, the Committee will establish an approved fee level for such services. Any increase in the fee level for such services will require additional specific pre-approval by the Committee.

VII.  SUPPORTING DOCUMENTATION

     With respect to each proposed pre-approved service, the Committee will be provided with detailed back-up documentation, regarding the specific services to be provided.

VIII.  PROCEDURES

     Requests to provide services will be submitted to the Committee by both the independent auditor and the Corporation's Chief Financial Officer, Treasurer, Controller, or other designated officer, and each will state whether, in their view, the request is consistent with the SEC's rules on auditor independence.

                                                                       EXHIBIT 1

                          PROHIBITED NON-AUDIT SERVICES

Bookkeeping or other services related to the accounting records or financial statements of the audit client*

Financial information systems design and implementation

Appraisal or valuation services*, fairness opinions or contribution-in-kind reports

Actuarial services*

Internal audit outsourcing services*

Management functions

Human resources

Broker-dealer, investment adviser or investment banking services

Legal services

Expert services unrelated to the audit

(* may be allowed in limited circumstances if reasonable to conclude that the results of these services will not be subject to audit procedures; check relevant SEC rules)

                                                                      [BAR CODE]

[CABOT MICROELECTRONICS LOGO]
                                                     000000000.000000 ext   000000000.000000 ext
                                                     000000000.000000 ext   000000000.000000 ext
                                                     000000000.000000 ext   000000000.000000 ext
                                   000004
[BAR CODE]  MR A SAMPLE                              ELECTRONIC VOTING INSTRUCTIONS
            DESIGNATION (IF ANY)
            ADD 1                  XXXXXXXXXXXXXX    YOU CAN VOTE BY INTERNET OR TELEPHONE!
            ADD 2                                    AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK!
            ADD 3
            ADD 4                                    Instead of mailing your proxy, you may choose one of the two voting methods
            ADD 5                                    outlined below to vote your proxy.
            ADD 6                                    VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
            [SCALE]                                  PROXIES SUBMITTED BY THE INTERNET OR TELEPHONE MUST BE RECEIVED BY 1:00 A.M.,
                                                     CENTRAL TIME, ON XXXXXX XX, 20XX.

                                                     [COMPUTER]  VOTE BY INTERNET
                                                                   - Log on to the Internet and go to
                                                                     WWW.COMPUTERSHARE.COM/EXPRESSVOTE
                                                                   - Follow the steps on the secured website.

                                                     [TELEPHONE]  VOTE BY TELEPHONE
                                                                   - Call toll free 1-800-652-VOTE (8683) within the United
                                                                     States, Canada & Puerto Rico any time on a touch tone
                                                                     telephone.
                                                                     There is NO CHARGE to you for the call.
                                                                   - Follow the instructions provided by the recorded message.

Using a BLACK INK pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.        [X]

================================================================================
   ANNUAL MEETING PROXY CARD        123456           C0123456789     12345
================================================================================
[IMAGE] IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[IMAGE]
--------------------------------------------------------------------------------

A PROPOSALS -- THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSAL 2.
1. Election of Directors:    FOR   WITHHOLD                              FOR      WITHHOLD
   01 - H.Laurance Fuller    [ ]     [ ]      02 - Edward J. Mooney      [ ]        [ ]                 +

                                                                           FOR         AGAINST        ABSTAIN
2. Ratification of the selection of PricewaterhouseCoopers LLP             [ ]           [ ]             [ ]
   as the company's independent auditors for fiscal year 2007.

B NON-VOTING ITEMS
CHANGE OF ADDRESS -- Please print new address below.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

C AUTHORISED SIGNATURE -- THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE
  COUNTED. -- DATE AND SIGN BELOW
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

  Date (mm/dd/yyyy) --                     Signature 1 --                            Signature 2 --
Please print date below.     Please keep signature within the box.      Please keep signature within the box.
-----------------------      ------------------------------------       ------------------------------------



    /      /
-----------------------      ------------------------------------       ------------------------------------

                             C 1234567890        J N T 1                MR A SAMPLE (THIS AREA IS SET UP TO
[IMAGE]    [BAR CODE]        2 1 A P         C O Y # # #                ACCOMMODATE 140 CHARACTERS) MR A
                                                                        SAMPLE AND MR A SAMPLE AND MR A SAMPLE
                                                                        AND MR A SAMPLE AND MR A SAMPLE AND             +
<STOCK#>  00U1B

  [IMAGE] IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE
       PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED
                                ENVELOPE.[IMAGE]
--------------------------------------------------------------------------------

[CABOT MICROELECTRONICS LOGO]

================================================================================
PROXY -- CABOT MICROELECTRONICS CORPORATION
================================================================================

ANNUAL MEETING OF STOCKHOLDERS - MARCH 6, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the "Company"), hereby appoints William P. Noglows and H. Carol Bernstein, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, March 6, 2007 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of common stock of the Company which the undersigned would be entitled to vote.

Each of the above named proxies at said meeting, either in person or by substitute, shall have and exercise all of the powers said proxies hereunder. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Annual Meeting as may properly come before the meeting or any postponements or adjournments thereof. The undersigned hereby revokes all prior proxies given by the undersigned to vote as said meeting.

IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS AND ANY OTHER MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING OR AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE                                                         SEE REVERSE
   SIDE                                                                 SIDE